SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2008

MEDCLEAN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware State or other jurisdiction of incorporation)	000-03125 (Commission File Number)	21-0661726 (I.R.S. Employer Identification No.)

3 Trowbridge Drive, Bethel, Connecticut 06801
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 798-1080.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective December 31, 2008 Mr. Damien Tanaka retired as Chief Development Officer of the Company and also retired as a Director of the Company. The Company will pay Mr. Tanaka his current salary and certain other benefits through December 31, 2009 and Mr. Tanaka has agreed to be available as a consultant to the Company through the same period.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 2, 2009, the Company changed its corporate name to MEDCLEAN TECHNOLOGIES, INC. Also effective January 2, 2009 the Company’s wholly owned subsidiary, Aduromed Corporation, was merged with and into the Company. A Certificate of Ownership and Merger to the Company’s Certificate of Incorporation evidencing such merger and name change was filed with the Secretary of State of the State Delaware on January 2, 2009. A copy of such Certificate is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit 3 - Certificate of Ownership and Merger of Aduromed Corporation With and Into Aduromed Industries, Inc. dated January 2, 2009

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCLEAN TECHNOLOGIES, INC.

By: /s/ Scott Grisanti

 Scott Grisanti
 President and CEO

Dated: January 6, 2009